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                                                                    EXHIBIT 99.2

                                 June 5, 2001


Special Committee of the
Board of Directors of
G & L Realty Corp.
439 North Bedford Drive
Beverly Hills, California 90210

     Re:  G & L Realty Corp. (the "Company")
          ----------------------------------

Gentlemen:

     Lyle Weisman, Asher Gottesman, Len Fisch and Igor Korbatov (collectively "WGFK") hereby offer to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company, but not less than a majority ("Company Stock") or (b) all of the assets of the Company on the following terms and conditions:

     A.   Acquisition of the Company.  Should the Company select this
          --------------------------
alternative, WGFK will effect the acquisition of Company's Stock through a merger of the Company with a corporation to be formed by WGFK to effect that merger ("Newco"). All of the common stock of Newco will be beneficially owned by WGFK. WGFK anticipates the closing of this merger transaction to take place prior to the end of the third quarter of 2001.

          1.   Consideration.  Newco shall purchase the Company Stock at a price
               -------------
of $15 per share, payable all in cash. Unexercised but vested options would be purchased for a cash price equal to the difference between $15 and the exercise price of such options, less required withholding of taxes. In addition, as part of the acquisition transaction, Newco will assume all of the Company's disclosed obligations associated with the Company's preferred stock and the Company's debt. Please note that the price per share that WGFK is offering represents a 25% premium to the price recently offered to the Company by Daniel G. Gottlieb and Steven Lebowitz, the
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Special Committee
of G & L Realty, Corp.
June 5, 2001
Page 2 of 5

principal executive officers, directors, and shareholders of the Company (the "Offering Insiders").

      2. Financing. WGFK has received commitments from Fisch Properties and
         ---------
Pacific West Management, LLC, a supplemental financing entity, to provide the cash to effect the merger. These commitments are subject to the satisfaction of the due diligence contingency of this offer, as set forth below in paragraph
A.3. and to the negotiation and execution of a definitive and customary merger agreement, and the termination of the merger agreement between the Company and the Offering Insiders, also as set forth in paragraph A.3. Verification of funds and sources of funds is available promptly upon the Company's request, upon the Company's agreement to hold such information confidential and not to disseminate said information beyond the Special Committee of the Board of Directors without the prior written consent of WGFK.

      3. Due Diligence. As you know, confirmatory due diligence information
         -------------
regarding the Company, in possession of the Company, and in possession of the Offering Insiders, has not been made available to WGFK for performance of its due diligence. WGFK has heretofore had to rely principally on public information in order to perform its due diligence. In order to confirm its preliminary due diligence and be put on equal footing with the Offering Insiders, WGFK requires the completion, to its satisfaction, of customary business and legal due diligence based on information in possession of the Company, beyond information which is publicly available. Such due diligence includes, but is not limited to
(a) meeting with the management of the Company; (b) conducting physical inspections of the Company's properties; (c) reviewing historical and projected financial statements, which are more detailed than the existing statements filed with the United States Securities and Exchange Commission, and reviewing the components of the balance sheet accounts; (d) reviewing existing environmental reports and performing any additional environmental studies; (e) conducting discussions with key tenants; and (f) completing a legal review of material contracts, leases and litigation, and a review of zoning, code, title reports, surveys, and other similar matters. Completion of such due diligence, to WGFK's satisfaction is a specific contingency of this offer. Therefore, upon the Company's execution of this letter, the Company shall have seven (7) days to deliver, or make available, as the case may be, to WGFK, such private information, and WGFK thereafter shall have twenty one (21) days following receipt of said information to complete its due diligence in order to satisfy this contingency. WGFK's failure to receive such information by such date will make this offer voidable at our election. In addition, this offer is also subject to the negotiation and execution of a definitive and customary merger agreement, and the termination of the merger agreement between the Company and the Offering Insiders.

   B. Acquisition of all of the Company's Assets. Should the Company select this
      ------------------------------------------
alternative, WGFK, through Newco, will purchase all of the Company's assets (the


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Special Committee
of G & L Realty, Corp.
June 5, 2001
Page 3 of 5

"Company Assets").

          1. Consideration. Newco will pay the Company an all cash purchase
             -------------
price equivalent to $15 per share of Company Stock, on an "AS IS" basis. Please note that the price which WGFK is offering, on a per share basis, represents a 25% premium to the price recently offered to the Company by the Offering Insiders. WGFK anticipates the closing of this purchase and sale transaction to take place prior to the end of the third quarter of 2001.

          2. Financing. WGFK has received firm commitments from Fisch Properties
             ---------
and Pacific West Management, LLC to provide the cash to effect the acquisition of the Company's Assets. These commitments are subject to the satisfaction of the due diligence contingency of this offer, as set forth above in paragraph
A.3. and to the negotiation and execution of a definitive and customary purchase and sale agreement for the Company's Assets, and the termination of the merger agreement between the Company and the Offering Insiders. Verification of funds and sources of funds is available promptly upon the Company's request, upon the Company's agreement to hold such information confidential and not to disseminate said information beyond the Special Committee of the Board of Directors without the prior written consent of WGFK.

          3. Due Diligence. The Company's Assets acquisition alternative is
             -------------
subject to the satisfaction of the due diligence contingency of this offer, as set forth, above, in paragraph A.3. and to the negotiation and execution of a definitive and customary purchase and sale agreement for the Company's Assets, and the satisfactory termination of the merger agreement between the Company and the Offering Insiders.

     C.   Other Matters. WGFK recognizes and anticipates that the Board of
          -------------
Directors of the Company will have certain fiduciary duties with respect to the acquisition proposed in this letter. WGFK expects that the definitive and customary merger agreement which WGFK will negotiate with the Company will contain provisions permitting the Board of Directors to furnish information to and engage in discussions with other persons or entities who may, make unsolicited offers to acquire the Company or the Company's Assets at prices superior to those offered by WGFK. WGFK also expects the merger agreement or the purchase and sale agreement, as the case may be, to permit the Company's Board of Directors to terminate the merger agreement or the purchase and sale agreement, as the case may be, in order to accept an offer superior to the one contained in this letter.

     We believe that this flexible but committed all cash offer, will allow all of the Company's shareholders to achieve above-current trading market value for their holdings in the Company, and will better realize the value of the Company's assets

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Special Committee
of G&L Realty, Corp.
June 5, 2001
Page 4 of 5


     The offer set forth in this letter will expire at 5:00 p.m., Pacific Standard Time on Tuesday, June 12, 2001, unless accepted, or mutually extended, by that time. The offer may be accepted by executing the enclosed counterpart of this letter under the acquisition alternative A, or B, as selected by the Company, and returning it to the undersigned prior to that time. Within twenty four (24) hours of the Company's acceptance of this offer we will deliver a cashier's check in the amount of Seven Hundred and Fifty Thousand Dollars ($750,000) which will become non-refundable upon the satisfaction of the due diligence condition, as set forth in Paragraph A.3. above, unless the Company accepts a superior offer from a third party.

     If you should have any questions, please do not hesitate to contact WGFK at the following address and phone number.

     Aaron A. Grunfeld, Esq.
     Resch Polster Alpert & Berger LLP
     10390 Santa Monica Boulevard
     Los Angeles, California, 90025-5058
     Phone:  (310) 552-3209
     Fax:  (310) 277-8300

                                       Sincerely yours,


                                       WGFK:

                                       /s/ Lyle Weisman
                                       -----------------------------------------
                                       Lyle Weisman


                                       /s/ Asher Gottesman
                                       -----------------------------------------
                                       Asher Gottesman


                                       /s/ Len Fisch
                                       -----------------------------------------
                                       Len Fisch


                                       /s/ Igor Korbatov
                                       -----------------------------------------
                                       Igor Korbatov
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Special Committee
of G&L Realty, Corp.
June 5, 2001
Page 5 of 5


ALTERNATIVE A - AGREED AND ACCEPTED


On Behalf of the Members
of the Board of Directors
of the Company:


By: _________________________
  Its:__________________


ALTERNATIVE B - AGREED AND ACCEPTED

On Behalf of the Members
of the Board of Directors
of the Company:


By: _________________________
  Its:__________________